                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 24th day of May, 1999 by and among Scott Tracy ("Tracy"), Scott Clark ("Clark" and together with Tracy "Sellers" and each is a "Seller"), The Money Market, Inc. an Indiana corporation (the "Company") and SHC Corp., an Illinois corporation ("SHC" or the "Purchaser").

                                    RECITALS

         WHEREAS, the authorized capital stock of the Company is 10,000 shares of no par value common stock (the "Common Stock"), of which 5,200 shares are issued and outstanding;

         WHEREAS, Sellers are the record and beneficial owners of 5,200 shares of Common Stock of the Company, constituting all of the issued and outstanding share of the Company, evidenced by the following certificate(s) (the "Purchased Shares"),:


                     Certificate No.               Date of Issue              No. of Shares
                     --------------                -------------              -------------
                         1                          5-26-98                     2,600

                         2                          5-26-98                     2,600


         WHEREAS, the parties have reached an understanding whereby Sellers will sell to Purchaser, and Purchaser will purchase from Sellers, the Purchased Shares, pursuant to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. SALE AND PURCHASE. Sellers hereby agrees to sell to Purchaser and Purchaser hereby agrees to purchase from Sellers, the Purchased Shares, subject to the terms and conditions set forth herein.

         2. PURCHASE PRICE. In exchange for the Purchased Shares, Purchaser shall pay to Seller a purchase price of One Hundred Forty Thousand Dollars ($140,000.00) in the aggregate (the "Purchase Price"), payable in accordance with the terms set forth in Paragraph 3 below.

         3. PAYMENT OF PURCHASE PRICE. In payment of the Purchase Price, Purchaser shall deliver:

                  (a) to Sellers, cash , certified check or other immediately available funds in the aggregate amount of Sixty Thousand Dollars ($60,000) (the "Cash Consideration") allocated as follows:

                           (i)      $30,000 to Tracy; and

                           (ii)     $30,000 to Clark;

                  (b) to Sellers, subordinated promissory notes, in the aggregate principal amount of Fifty-Five Thousand Dollars ($55,000.00), each in substantially the form of the promissory note attached hereto as EXHIBIT A (the "Notes") payment of each of which shall be subordinated to the Purchasers Senior Indebtedness (as defined in the Note), allocated as follows:

                           (i)      $27,500 to Tracy and

                           (ii)     $27,500 to Clark; and

                  (c) to Escrow Agent (as hereinafter defined), 167, 000 shares of the $.001 par value common stock of SHC (the "SHC Shares") allocated as follows:

                           (i)      83,500 shares to Tracy and

                           (ii)     83,500 shares to Clark.

         4.       CLOSING.

                  (a) TIME AND PLACE. The closing of the sale shall take place at the offices of Scott Clark, 415 West First Street, New Albany, Indiana, on or before such date as Purchaser notifies Sellers that Purchaser has been licensed to conduct business and make loans as a "payday lender" by the Indiana Department of Financial Institutions, Consumer Credit Division (the "DFI") (or other successor agency) or at such other time and location as the parties hereto shall mutually agree upon (the "Closing").

                  (b) SELLER'S DELIVERIES. Upon execution hereof, each Seller shall deliver:

                           (i) to Escrow Agent free and clear of all liens, options, encumbrances and security interests of any kind, original Company stock certificate numbers 1 and 2 evidencing the Purchased Shares duly endorsed by Seller, together with duly executed stock powers and/or other instruments of assignment which Purchaser, in its sole discretion, may deem necessary or appropriate.

                           (ii) to Purchaser a duly executed non-competition agreement, substantially in the form of the non-competition agreement attached hereto as EXHIBIT B (the "Non-Competition Agreement"); and

                           (iii) to Purchaser a resignation as an officer, director, employee, trustee, and any other position held by each Seller with the Company; and

                           (iv) to Purchaser a general release in a form satisfactory to Purchaser (the "Release").

                  (c) PURCHASER'S DELIVERIES. Upon execution hereof, Purchaser shall deliver:

                           (i)      to Sellers, the Cash Consideration;

                           (ii) to Sellers, the Notes, duly executed by Purchaser; and

                           (iii)    to Escrow Agent, the SHC Shares.

                  (d)      ADDITIONAL DELIVERIES BY PURCHASER.

                           (i) Upon execution hereof, Purchasers shall deliver in immediately available funds to Sellers an aggregate amount of $21,617.64 representing the sum of the cash-on-hand in all of the Company's bank accounts plus the amount of the increase in accounts receivable since March 31, 1999, less certain accounts payable. The Sellers hereby direct Purchasers to deliver fifty percent (50%) of such amount to each Seller upon execution hereof.

                           (ii) Upon Closing, Purchasers shall cause any accounts receivable due from the Sellers (as shareholder loans) as set forth on the most recent Financial Statements (as hereinafter defined) to be forgiven in their entirety.

         5. SELLER'S REPRESENTATIONS AND WARRANTIES. To induce Purchaser to purchase the Purchased Shares, each of the Sellers and the Company represents and warrants to the Purchaser that each of the following statements are true and correct upon execution of this Agreement and at all times through Closing and thereafter:

         (a) ORGANIZATION AND GOOD STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate and other power and all necessary permits, certificates, licenses, approvals and other authorizations required to carry on its business in the manner in which such business is presently carried on. The Company is qualified to do business and is in good standing in every state or jurisdiction in which either the ownership or use of its properties, or the nature of the activities conducted by it, requires such qualification or the lack thereof would have a material adverse effect on the Company.

         (b) VALID AND BINDING AGREEMENT. Each of the Sellers and the Company has full power and authority to execute, deliver and perform this Agreement and all other documents and instruments to be executed by each Seller pursuant to this Agreement without the consent of any other person or entity. This Agreement constitutes a valid and binding agreement of each of the Sellers, enforceable against him or her in accordance with its terms. Upon the execution and delivery by Sellers of this Agreement and the Noncompetition Agreements and the Sellers' Releases (collectively, the "Sellers' Closing Documents"), the Sellers' Closing Documents will constitute the legal, valid and binding obligations of Sellers, enforceable against Sellers in accordance with their respective terms. Neither the execution and delivery of this Agreement and the Sellers' Closing Documents nor the consummation of the purchase and sale of the Shares (i) violates or will violate any statute or law or any rule, regulation, or order of any court or governmental authority, or (ii) violates or will violate, or conflicts with or will conflict with, or constitutes a default under or will constitute a default under, any contract, commitment, agreement understanding or restriction of any kind to which the Company or any Seller is a party or may be bound.

         (c) CAPITALIZATION. The authorized capital stock of the Company consists of Ten Thousand (10,000) shares of no par value common stock, of which Five Thousand Two Hundred (5,200) shares are validly issued and outstanding,, fully paid, nonassessable, and are free and clear of any liens, encumbrances, security interests, claims, charges, pledges, limitations, options, proxies, agreements, restrictions or any legal or equitable rights of others not a party to this Agreements (collectively, "Encumbrances"). Tracy owns 2,600 Shares and Clark owns 2,600 Shares. All of the outstanding capital stock and other securities of each subsidiary, if any, of the Company are owned of record and beneficially by the Company, free and clear of all Encumbrances. All of the outstanding capital stock of each subsidiary, if any, has been duly authorized and validly issued and is fully paid and nonassessable. There are no contracts or arrangements relating to the issuance, sale, or transfer of any equity securities or other securities of the Company. The Company does not own, or have any Contract to acquire, any equity securities or other securities of any entity or any direct or indirect equity or ownership interest in any other business.

         (d) STOCK OPTIONS. None of the shares of the capital stock of the Company is subject to any stock option, stock warrant, stock right or agreement. The Company has not issued securities convertible into stock or made offers or commitments or incurred any obligation to issue shares of stock or securities convertible into stock at any future time.

         (e) TITLE TO SHARES. Each Seller is the owner of all legal and beneficial interest in his or her respective Shares and holds the Shares free and clear of any Encumbrances, with full and absolute right and power to sell, assign, transfer and deliver such Shares as provided in this Agreement without the consent of any other person or entity.

         (f) ABSENCE OF UNDISCLOSED LIABILITIES. The Company has no material liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, including without limitation tax liabilities or the guarantee of third party obligations, which are not reflected or accounted for in the financial statements of the Company dated March 31, 1999 true and correct copies of which have been delivered to Purchaser (together with any subsequently delivered financial statements, the "Financial Statements") other than current liabilities incurred in the ordinary course of business since the respective dates thereof. The Company does not owe any money to any bank or other person under any credit or similar facility other than as shown on the Financial Statements. The Company does not owe any money to any subsidiary other then as reflected in the latest Financial Statement provided to Purchaser under this Agreement.

         (g) NO MATERIAL ADVERSE CHANGE. Since the date of the most recent Financial Statements, there has not been (i) any material adverse change in the financial condition or in the operations, businesses, prospects, properties or assets of the Company considered as a whole from that shown in such Financial Statements, and no event has occurred or circumstances exists that may result in such a material adverse change; (ii) payment or increase by the Company of any bonuses, salaries, or other compensation to any stockholder, director, officer or, except in the ordinary course of business, employee or entry into any employment, severance or similar contract with any director, officer or employee; (iii) material change in the methods of accounting used by the Company; (iv) sale (other than the sale of inventory in the ordinary course of business), lease, or other disposition of any asset or property of the Company or mortgage, pledge or imposition of any lien or other Encumbrance on any material asset or property of the Company; or (v) agreement, whether oral or written, by the Company to do any of the foregoing nor has the Company made or entered into any material contract.

         (h) TAX RETURNS AND PAYMENTS; TAX STATUS. The Company has duly filed all federal, state and local tax returns required to be filed and has duly paid in full all taxes and other governmental charges upon the Company or its properties, assets, income and sales. The charges, accruals, and reserves with respect to taxes on the respective books of the Company are adequate (as determined in accordance with generally accepted accounting principals consistently applied ("GAAP") and are at least equal to the Company's liabilities for taxes. All taxes that the Company is or was required by law, ordinance or rule to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper governmental or other authority. All tax returns filed by the Company are true, correct and complete. There is no tax sharing agreement that will require any payment the Company after the date of this Agreement.

         (i) LEGAL PROCEEDINGS. There are no actions, suits, proceedings or claims pending or threatened with respect to or in any manner affecting the Company or the ownership of the Shares by each of the Sellers. There is no order, judgment or decree to which the Company, or any of the assets owned or used by the Company is subject. Neither Seller is subject to any order, judgment or decree that relates to the business of, or any of the assets owned or used by, the Company and no officer, director, agent or employee of the Company is subject to any order, judgment or decree that prohibits him or it from engaging in or continuing any conduct, activity, or practice relating to the business of the Company.

         (j) FINANCIAL STATEMENTS. (i) The Sellers have previously delivered to Buyer the Financial Statements and (ii) the Financial Statements present fairly the financial condition and the results of operation, changes in stockholders' equity, and cash flow of the Company as at the respective dates set forth therein and have been prepared in accordance with GAAP.

         (k) REAL ESTATE. The Company owns no real property. the Company is not a party to any lease or other contract or arrangement with respect to any real estate, except as previously provided to Purchaser.

         (l) MATERIAL CONTRACT. Set forth on SCHEDULE 5(l) is a list of all material contracts to which the Company is a party or otherwise materially relating to or affecting any of its assets or operations. Each such contract is valid, binding and enforceable against the parties thereto and no event has occurred that, with due notice or lapse of time or both, would constitute a default under any such contract. Sellers have delivered to Buyer true and complete copies of each of the contracts.

         (m) EMPLOYEES. The Company does not now maintain or make contributions to, and has not in the past maintained or made contributions to, any employee pension plan or employee benefit plan, as such terms are defined under the Employee Retirement Income Security Act of 1974, as amended.

         (n) INSURANCE. The Company carries insurance, which. is adequate in character and amount, with reputable insurers, covering all of its, assets, properties and, business, and it has provided all required performance or other surety bonds. All premiums and other payments which have become due under the polices of insurance of the Company have been paid in fall, all of such policies are now in full force and effect and neither the Company nor the Sellers have received notice from any insurer, agent or broker of the cancellation of, or any increase in premium with respect to, any of such policies or bonds. Neither the Company nor the Sellers have received any notification from any insurer, agent or broker denying or disputing any claim made by the Company or denying or disputing any coverage for any such claim or the amount of any claim.

         (o) ENVIRONMENTAL. (i) The Company has not transported, stored, treated or disposed, nor has it arranged for or, to the knowledge of Sellers and the Company, allowed any third person or entity to transport, store, treat or dispose waste to or at: (A) any location other than a site lawfully permitted to receive such waste for such purposes, or (B) any location designated for remedial action pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") or any similar federal or state statute; nor has it performed, arranged for or allowed by any method or procedure such transportation or disposal in contravention of any laws or regulations or in any manner which may result in liability for contamination of the environment. The Company has not disposed, nor has it allowed or arranged for any third parties to dispose of waste upon property owned or leased by it, except as permitted by law.

                           (ii)     Neither the Company nor the Sellers have
received notification of any past or present failure by the Company to comply with any laws, regulations, permits or orders applicable to it or the assets or properties of the Company. Neither the Sellers nor the Company have received any notification from any governmental agency asserting that the Company is or may be a "potentially responsible Person" for remedial action at a waste storage, treatment or disposal facility, pursuant to the provisions of CERCLA, or any similar federal or state statute assigning responsibility for the costs of investigating or remediating releases of contaminants into the environment.

                           (iii)    There has not occurred, nor is there
presently occurring, a release of any hazardous substance on, into or beneath the surface of any parcel of the real property owned or leased by the Company.

         (p) INVESTMENT REPRESENTATION. Sellers are acquiring the Notes for their own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act of 1933 or any successor law (the "Securities Act"). Each Seller is an "accredited investor" as such term is defined in Rule 501(a) promulgated under the Securities Act.

         (q) BOOKS AND RECORDS. The books of account, minute books, stock record books, and other records of the Company, all of which have been made available to Purchaser, are complete and correct and have been maintained in accordance with sound business practices. The minute book of the Company contains accurate and complete records of all meetings held and corporate actions taken by, the stockholders, the Board of Directors, and committees of the Board of Directors of the Company. At the Closing, all of those books and records will be delivered to Purchaser.

         (r) ACCOUNTS RECEIVABLE. All accounts receivable of the Company that are reflected in the Financial Statements or on the accounting records of the Company as of the Closing Date (collectively, the "Accounts Receivable') represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date (i) current and collectible within fourteen (14) days after the day on which it first becomes due and payable or (ii) covered by an appropriate reserve on the balance sheet of the Company. There is no contest, claim, or right of set-off under any contract with any obligor of an Accounts Receivable.

         (s) COMPLIANCE WITH LEGAL REQUIREMENTS. (i) The Company is in full compliance with each legal requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets; (ii) no event has occurred nor circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any legal requirement, or (B) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and (iii) the Company has not received at any time since January 1, 1997, any notice of other communication (whether oral or written) from any governmental body or any other person or entity regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any legal requirement, or (B) any actual, alleged, possible, or potential obligation on the part of any Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

         (t) CERTAIN PAYMENTS. Neither the Company nor any director, officer, agent or employee of the Company has directly or indirectly made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any person, entity or authority, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or (iv) in violation of any legal requirement or (ii) established or maintained any fund or asset that has not been reflected in the books and records of the Company.

         (u) DISCLOSURE. No representation or warranty of Sellers or the Company in this Agreement omits to state a material fact necessary to make the statements herein not misleading.

         (v) BROKERS OR FINDERS. Neither Sellers nor any of the Company or their respective agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement. Any and all such expenses, if any, shall be the sole expense and responsibility of Sellers.

         6. PURCHASER'S AND COMPANY'S REPRESENTATIONS AND WARRANTIES. The Purchaser represents and warrants to the Sellers that each of the following statements are true and correct upon execution of this Agreement and at all times through Closing and thereafter:

         (a) ORGANIZATION AND GOOD STANDING. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate and other power and all necessary permits, certificates, licenses, approvals and other authorizations required to carry on its business in the manner in which such business is presently carried on. Purchaser is qualified to do business and is in good standing in every state or jurisdiction in which either the ownership or use of its properties, or the nature of the activities conducted by it, requires such qualification or the lack thereof would have a material adverse effect on Purchaser.

         (b) VALID AND BINDING AGREEMENT. Purchaser has full power and authority to execute, deliver and perform this Agreement and all other documents and instruments to be executed by Purchaser pursuant to this Agreement without the consent of any other person or entity. This Agreement constitutes a valid and binding agreement of each of the Sellers, enforceable against him or her in accordance with its terms. Upon the execution and delivery by Sellers of this Agreement and the Noncompetition Agreements and the Sellers' Releases (collectively, the "Sellers' Closing Documents"), the Sellers' Closing Documents will constitute the legal, valid and binding obligations of Sellers, enforceable against Sellers in accordance with their respective terms. Neither the execution and delivery of this Agreement and the Sellers' Closing Documents nor the consummation of the purchase and sale of the Shares (i) violates or will violate any statute or law or any rule, regulation, or order of any court or governmental authority, or (ii) violates or will violate, or conflicts with or will conflict with, or constitutes a default under or will constitute a default under, any contract, commitment, agreement understanding or restriction of any kind to which the Company or any Seller is a party or may be bound.

         (c) SECURITIES LAWS. Purchaser is acquiring the Purchased Shares for his own accounts for investment and with no present intention of distributing or reselling the Purchased Shares or any part thereof in any transaction which would constitute a "distribution" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Purchaser understands that the Purchased Shares have not been registered under the Securities Act or any state securities laws and are being transferred to Purchasers in part, in reliance on the foregoing representation.

         (d) BROKERS OR FINDERS. Neither Purchaser or its agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement. Any and all such expenses, if any, shall be the sole expense and responsibility of Purchaser.

         (e) AUTHORIZATION OF SHC SHARES. The SHC Shares are authorized to be issued.

         7.       INDIANA BUSINESS LICENSE AND QUALIFICATION.

         (a) The Company is the registered owner of a license(s) to operate the Company's business as a payday lender issued by the State of, a copy of which has been delivered to Purchaser (the "Operating License"). Upon execution of this Agreement, the Company shall apply to the State of Indiana, or such other authority as may be required, to the extent required, to conform the Operating License to reflect the new ownership of the Company. Sellers hereby irrevocably consent to the continued use by the Company of the Operating License following the Closing and until such time as the Company is licensed to operate the Company under the Operating License without Sellers' consent, name or participation (the "New License Date").

         (b) During the period from the execution of this Agreement until the New License Date, management of the Company shall be the sole and exclusive responsibility of Purchaser and shall be governed by the terms of a management agreement substantially in the form of the management agreement attached as EXHIBIT D hereto (the "Management Agreement").

         8. CONDITIONS PRECEDENT. All obligations of the parties under this Agreement are subject to the fulfillment prior to or at the closing of each of the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. Purchaser's and Sellers' and Company's representations and warranties contained in this Agreement shall be true at the time of Closing as though such representations and warranties were made at such time.

         (b) PERFORMANCE. Each party shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by such party prior to or at the Closing.

         (c) PURCHASE PRICE, NOTE AND STOCK PLEDGE AGREEMENT. Purchaser shall have delivered an executed Note and the SHC Shares. The parties shall have executed and delivered to each other the Stock Pledge Agreement.

         (d) NON-COMPETITION AGREEMENT AND RELEASE. Each of the Sellers shall have delivered to Purchaser a Non-Competition Agreement, a resignation as an officer and director, and a Release.

         (e) BOARD APPROVAL. Purchaser's Board of Directors shall have approved the transactions contemplated hereby. Failure of Purchaser's Board to approve this Agreement shall render this Agreement null and void.

         (f) LICENSE/ MANAGEMENT AGREEMENT. Either: (i) Purchaser deems, in its sole and absolute discretion, that the Operating License will continue to be valid without Sellers' consent, name or participation following the sale and purchase of the Purchased Shares or (ii) the parties have entered into the Management Agreement.

         (g) ESCROW AGREEMENT. The parties shall have entered into an Escrow Agreement, substantially in the form of the Escrow Agreement attached hereto as EXHIBIT E (the "Escrow Agreement"), pursuant to which Purchaser's counsel, Kwiatt & Ruben, Ltd. shall act as escrow agent (the "Escrow Agent")

         (h) OTHER DOCUMENTS. Buyer shall have received such other documents as Purchaser may reasonably request for the purpose of (i) evidencing the accuracy of any of Seller's representations and warranties, (ii) evidencing the performance by Seller of, or the compliance by Seller with, any covenant or obligation required to be performed or complied with by Seller, (iii) evidencing the satisfaction of any condition referred to in this Section 7(c), or (iv) otherwise facilitating the consummation or performance of any of the transactions contemplated herein.

         9. NOTICES. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly delivered pursuant to this Agreement, if delivered, or if telecopied, or if sent by registered or certified mail, postage prepaid, return receipt requested, to the party at the following address (or at such other address as shall be designated by the party hereto in writing):

                  If to Sellers:                 Scott Tracy
                                                 15555 North Frank Lloyd Wright
                                                 Apt. 3113
                                                 Scottsdale, AZ 85260

                                                 Scott Clark
                                                 P.O. Box 399
                                                 Floyds Knobs, IN 47119

                  With a copy to:                Hancock & Hancock
                                                 413 West First Street
                                                 New Albany, IN, 47150

                  If to Purchaser:               SHC Corp.
                                                 815 W. Higgins Road
                                                 Schaumburg, IL, 60195
                                                 Attn:     CEO

                  With a copy to:                Philip E. Ruben, Esq.
                                                 Kwiatt & Ruben, Ltd.
                                                 211 Waukegan Road, Suite 300
                                                 Northfield, IL 60093

         10. SURVIVAL. All representations, warranties, covenants and agreements made by either party or pursuant hereto, except as otherwise expressly stated, shall survive closing.

         11. FURTHER ASSURANCES. The parties shall execute such further documents, and perform such further acts, as may be necessary to consummate the transactions contemplated hereby.

         12. EXPENSES. Purchaser and Seller shall each be responsible for their own expenses in connection with the transactions contemplated hereby, including the negotiation and preparation of this Agreement and related documents.

         13. NON-WAIVER. Any waiver or failure of any of the parties hereto to require the performance of any duty or obligation hereunder shall not act as a waiver of the future compliance by the other party of the same or any like or similar obligation.

         14. AMENDMENT. This Agreement may only be amended by written instrument signed all the parties hereto.

         15. BENEFIT. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of Seller and Purchaser. Sellers may not assign this Agreement without the prior written consent of Purchaser.

         16. GOVERNING LAW. This Agreement is being delivered and is intended to be performed in the State of Indiana and shall be construed and enforced in accordance with the laws thereof.

         17. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.

         18. SEVERABILITY. Should any term, provision or section hereof be held to be invalid, such invalidity shall not affect any other provisions or sections hereof or thereof which can be given effect without such invalid provision or section, all of which shall remain in full force and effect.

         19. VARIATIONS IN PRONOUNS. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

         20. DESCRIPTIVE HEADINGS. The descriptive headings of the several sections of this Agreement are inserted for convenience only and do not constitute part of this Agreement.

         21. ENTIRE AGREEMENT. This Agreement represents the entire agreement and understanding of the parties hereto and all prior and concurrent agreements, understandings, representations and warranties in regard to the subject matter hereof are and have been merged herein.

                  [Remainder of Page Left Intentionally Blank]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement the day and year first above written.


                                       SELLERS:

                                       /s/ Scott Tracy
                                       -----------------------------------
                                       Scott Tracy

                                       /s/ Scott Clark
                                       -----------------------------------
                                       Scott Clark


                                       PURCHASER:

                                       SHC Corp.


                                       By:      /s/ Frank Contaldo
                                                --------------------------
                                       Title:   CEO
                                                --------------------------


                                       THE COMPANY:

                                       THE MONEY MARKET, INC.


                                       By:      /s/ Scott Clark
                                                --------------------------
                                       Title:   President
                                                --------------------------